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                                                                   Exhibit 10(d)



                             CAMPBELL SOUP COMPANY


                          MID-CAREER HIRE PENSION PLAN
                         (AS AMENDED FEBRUARY 22, 1996)





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                             CAMPBELL SOUP COMPANY

                          MID-CAREER HIRE PENSION PLAN


                               TABLE OF CONTENTS


 Section                                                                              Page
 -------                                                                              ----
 1 - Purpose                                                                          3

 2 - Definitions                                                                      3-5

 3 - Eligibility                                                                      5

 4 - Vesting and Benefits                                                             5-6

 5 - Death and Disability Benefits                                                    6-7

 6 - Conditions to Benefit Entitlement                                                7

 7 - Benefit Formulas                                                                 7-10

 8 - Time and Form of Payment, Beneficiary                                            10-11

 9 - Retiree Medical Benefits                                                         11

 10 - General Provisions                                                              12-18

 11 - Amendment, Suspension or Termination                                            18

 12 - Governing Law                                                                   18

 13 - Change in Control                                                               18-25





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                                       9
                             CAMPBELL SOUP COMPANY

                          MID-CAREER HIRE PENSION PLAN
                         (As Amended February 22, 1996)



SECTION 1.     PURPOSE

         The purpose of the Plan is to provide selected management or highly compensated employees of the Company and its Subsidiaries, who are or were hired as executives in key management positions in the midst of their business careers, with retirement benefits that may supplement the retirement income that they receive from designated Company sources, including the Qualified Plan and the Nonqualified Plans.

SECTION 2.       DEFINITIONS

         The following words and phrases, as used in the Plan, shall have these meanings:

         (a) "Adjusted Final Pay" means the Participant's Final Pay as that term is defined in the Qualified Plan, but for this Plan including in "Annualized Earnings", as that term is defined in the Qualified Plan, any contingent awards of incentive compensation awarded under the Campbell Soup Company Management Worldwide Incentive Plan.

         (b)     "Board" means the Board of Directors of the Company.

         (c) "Campbell Group" means Campbell Soup Company and all of its Subsidiaries.

         (d) "Committee" means the Compensation and Organization Committee of the Board.





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         (e)     "Company" means Campbell Soup Company its successors and
assigns.

         (f) "Effective Date" means March 27, 1986, when the Board approved the Plan.

         (g) "Effective Retirement Date" means the Participant's Effective Retirement Date as that term is defined in the Qualified Plan.

         (h) "Normal Retirement Date" means the Participant's Normal Retirement Date as that term is defined in the Qualified Plan.

         (i) "Nonqualified Plans" means the Company's excess benefit pension arrangements as in effect from time to time on and after the Effective Date, but not including this Plan or any other supplemental pension arrangement adopted on or after the Effective Date.

         (j) "Participant" means an employee who is eligible for the Plan in accordance with Section 3.

         (k) "Plan" means the Company's Mid-Career Hire Pension Plan set forth herein and as amended from time to time.

         (l) "Qualified Plan" means the Campbell Soup Company Retirement and Pension Plan for Salaried Employees as in effect from time to time on and after the Effective Date.

         (m) "Social Security Covered Compensation" means the average annual amount of compensation on which the old age benefits for an individual age 65 would be computed under the Federal Social Security Act in effect at the time of termination of his employment, assuming such individual had always earned compensation





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at least equal to the wage base subject to tax under the Federal Insurance
Contributions Act.

         (n) "Subsidiary" means a corporation, the majority of the voting stock of which is owned directly or indirectly by the Company.

         (o) "Years of Service" means all the Participant's Years of Service, as that term is defined in the Qualified Plan, in the employ of the Company and any Subsidiary.

SECTION 3.       ELIGIBILITY

         Individuals who may be eligible for the Plan are executives of the Company or a Subsidiary in key management positions. All Participants in salary grade level 46 or higher who are covered by the Qualified Plan are automatically eligible for this Plan. Other Participants shall be selected from among those eligible at any time and from time to time by the Committee in its sole discretion on recommendation of the Chief Executive Officer of the Company. The Committee may delegate its authority to select executives who are eligible for the Plan.

SECTION 4.       VESTING AND BENEFITS

         (a) Voluntary Resignation before Age 55. Any Participant who voluntarily resigns without the consent of the Company before attaining age 55, automatically forfeits all benefits under the Plan regardless of the number of years of Participant's employment.

         (b) Termination Before Five Years of Employment. Any Participant whose employment terminates for any reason, other than death or Total Disability, prior to the Participant's





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completing five years of employment with the Campbell Group shall automatically forfeit all benefits under the Plan.

         (c) Termination by the Company after Five Years of Employment and Before Age 55. Any Participant who is terminated by the Company after five years of employment and prior to attaining age 55, for other than cause, shall be vested in the Accelerated Benefit only (see Section 7).

         (d) Retirement On or After Age 55 with Five Years of Employment. Any Participant who retires on or after age 55 with five years of employment shall be vested in the Income Replacement Benefit only (see Section 7).

SECTION 5.       DEATH AND DISABILITY BENEFITS.

         (a) If Participant's employment terminates, prior to Participant attaining age 55 and five years of employment, due to death or Total Disability, as defined in the Qualified Plan, Participant or Participant's beneficiary shall be immediately vested in and entitled to the Accelerated Benefit (see Section 7) based upon his Years of Service to the date of his death or Total Disability.

         (b) If a Participant's employment terminates due to death or Total Disability after age 55 but prior to Participant attaining five years of employment, Participant or Participant's beneficiary shall be entitled to the Accelerated Benefit (see Section 7) based on Years of Service to the date of his Death or Total Disability.





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         (c)  If a Participant's employment terminates due to death or Total
Disability after he has attained age 55 and five years of employment, Participant or Participant's beneficiary shall be entitled to the Income Replacement Benefit (see Section 7) based on Years of service to the date of the death or Total Disability.

SECTION 6.                CONDITIONS TO BENEFIT ENTITLEMENT

         Subject to the provisions of Section 10(d), each payment of benefits under this Plan shall be subject to the conditions that:

         (a) the Participant's employment with the Campbell Group shall not have been terminated for willful, deliberate or gross misconduct; and

         (b) prior to such payment, the Participant shall not have engaged in conduct materially detrimental to the interests of the Company or any Subsidiary, including, without limitation, engaging in any business competitive with a business in which the Company or a Subsidiary(i) was engaged at any time during the Participant's employment with the Campbell Group and (ii) is engaged at the time the Participant is engaged in the competitive business.

SECTION 7.                BENEFIT FORMULAS

A.       Accelerated Benefit Formula

         A straight life annuity, payable in monthly installments commencing on the Participant's Normal Retirement Date and with 60 monthly installments guaranteed, equal to the excess, if any, of (a) over (b) where

         (a) is the sum of:

         (i) two and four-tenths (2.4%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his





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Years of Service not in excess of five (5), plus one and two tenths percent
(1.2%) of his Adjusted Final Pay up to the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty (20), plus

         (ii) three and six tenths percent (3.6%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service not in excess of five (5) plus one and eight tenths (1.8%) of his Adjusted Final Pay in excess of the Social Security Covered Compensation multiplied by his Years of Service, if any, in excess of five (5) but not in excess of twenty (20); and

         (b) is the sum of:

         (i) the straight life annuity payable to the Participant in monthly installments, commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan;

         (ii) the annual retirement benefit payable to the Participant on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans; and

         (iii) an imputed benefit calculated using a straight life annuity as if payable in monthly installments, commencing on Participant's Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan based upon the following assumptions:

         (A) Final Average Pay equals the annual salary of the Participant on the date he was employed by the Campbell Group, and





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
         (B) Years of Service equal the number of whole years between Participant's age at date of hire by the Campbell Group and 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Qualified Plan or (2) 10 years.

B        Income Replacement Benefit Formula

         A straight life annuity, payable in monthly installments commencing on the Participant's Normal Retirement Date and with 60 monthly installments guaranteed, equal to the excess, if any, of (a) and (b) where:

         (a) equals 45% of Adjusted Final Pay reduced by 1.8 percentage points for each year the Participant's age is below age 62 at date of retirement; and

         (b) is the sum of:

         (i) the straight life annuity payable to the Participant in monthly installments, commencing on his Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan;

         (ii) the annual retirement benefit payable to the Participant on a five-year certain and life annuity basis commencing on his Normal Retirement Date under the Nonqualified Plans; and

         (iii) an imputed benefit calculated using a straight life annuity as if payable in monthly installments, commencing on Participant's Normal Retirement Date and with 60 monthly installments guaranteed, under the Qualified Plan based upon the following assumptions:





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         (A)  Final Average Pay equals the annual salary of the Participant on the date he was employed by the Campbell Group, and

         (B) Years of Service equal the number of whole years between Participant's age at date of hire by the Campbell Group and 32, but such imputed Years of Service shall be limited to the lesser of (1) actual Years of Service under the Qualified Plan or (2) 10 years.

SECTION 8        TIME AND FORM OF PAYMENT; BENEFICIARY.

   (a) The annual retirement benefit payable under the Plan shall be paid commencing at the same time and with the same reductions, if any, for commencement of benefits before Normal Retirement Date, and in the same optional form, and shall be provided with the same death benefits after retirement, if any, as the Participant's retirement benefits under the Qualified Plan. Any adjustments and reductions shall be made using the same actuarial factors as apply under the Qualified Plan.

   (b) If no retirement benefits are payable to the Participant under the Qualified Plan, then the Participant

         (i) may elect a joint and survivor or any other optional form of payment provided under the Qualified Plan for payment of his benefits under the Plan;

         (ii) may elect to receive his benefits under the Plan commencing at the same time as he would be permitted to receive retirement benefits under the Qualified Plan if he were fully vested thereunder; and

         (iii) shall be provided the same death benefits after retirement and optional forms of payment with respect to his





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benefits under this Plan as would be provided under the Qualified Plan if the Participant were fully vested thereunder.

In clauses (i), (ii) and (iii) above, the same terms and conditions (including without limitation actuarial adjustments, early retirement reduction factors, coverage charges, and election requirements) shall apply as would apply under the Qualified Plan.

         (c) The beneficiary of the Participant under the Qualified Plan shall automatically be deemed to be designated as the recipient of the retirement benefits, if any, payable under this Plan in the event of the Participant's death. If no benefits are payable to the Participant under the Qualified Plan, the Participant may designate a beneficiary to receive the portion, if any, of the benefits payable under this Plan in the event of the Participant's death, on the same terms and conditions as apply to the designation of a beneficiary under the Qualified Plan.

SECTION 9.       RETIREE MEDICAL BENEFITS

                 If the Participant is not eligible to participate in the Campbell Soup Company Retiree Medical Plan because the Participant does not have 10 Years of Service, then the Participant shall be eligible to receive under this Plan the same benefits as provided under the Campbell Soup Company Retiree Medical Plan, provided the Participant has completed five years of employment with the Campbell Group and retires from the Campbell Group or dies or is Totally Disabled. If a Participant who is receiving retiree medical benefits under the Plan because of Total Disability is no longer Totally Disabled and is under age 55, such benefits will cease.





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
SECTION 10.      GENERAL PROVISIONS

         (a) Construction. This Plan (i) is not intended to be qualified under section 401(a) of the Internal Revenue Code of 1954, as amended, and (ii) is intended to meet the requirements of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. This Plan shall be administered, interpreted and construed to carry out such intentions, and any provision hereof that cannot be so administered, interpreted and construed shall to that extent be disregarded.

         (b) Qualified and Nonqualified Plans not Affected. Any benefits payable pursuant to this Plan are intended to be in excess of those, if any, payable under the Qualified Plan and the Nonqualified Plans.

         (c) Administration; Finality of Decisions. The Plan shall be administered by the Committee. The Committee shall have all necessary powers to administer and interpret the Plan. The Committee shall have full power and authority to adopt such rules, regulations and instruments for the administration of the Plan as it deems necessary or advisable. The Committee's interpretations of the Plan, as well as all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned.

         (d) Failure to Satisfy Conditions. If the Participant shall fail to satisfy any of the conditions set forth in Section 6, the Company shall not be obligated after such failure to pay





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any benefits remaining to be paid to or on behalf of the Participant, provided that, in the case of any alleged failure to satisfy the conditions set forth in Sections 6(a) or 6(b), all of the following shall have taken place:

                 (i) the Secretary of the Company, at the direction of the Committee, shall have given written notice to the Participant (hereafter referred to as the "Notice") setting forth with reasonable specificity (A) the alleged failure, and (B) the loss of rights to benefits that will occur unless the Participant rectifies such failure to the satisfaction of the Committee within 30 days after his receipt of the Notice;

                 (ii) the Participant shall not have rectified such failure to the satisfaction of the Committee within 30 days after his receipt of the Notice; and

                 (iii) the Secretary of the Company at the direction of the Committee and after the expiration of the 30-day period referred to in clause (ii) above, shall have given written notice to the Participant that, in the opinion of the Committee, he has not rectified the failure.

         (e) Acceleration on Default. If the Company fails to pay in a timely manner the benefits due a Participant or his beneficiary under this Plan and if the Company neglects to remedy such failure within thirty days after having received written notice of it from the Participant or his beneficiary, then the Company shall thereupon pay to the Participant or his beneficiary as the case may be in full discharge of its obligations the





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lump-sum actuarial equivalent of all benefits remaining to be paid.

         (f) Actuarial Calculations. Whenever it shall be necessary or appropriate to make an actuarial calculation under this Plan the same actuarial factors, assumptions and procedures shall be followed as are used under the Qualified Plan.

         (g) Withholding. The Company may withhold from any benefits to be paid under this Plan such amounts as it determines are required to be withheld under the laws or regulations of any governmental authority.

         (h) Claims Procedure. Any claim for benefits under this Plan shall be delivered in writing by the Participant or his representative to the Committee in accordance with such rules as the Committee may from time to time establish. Within a reasonable time after receiving any claim for benefits under the Plan, the Committee shall inform the claimant in writing whether such claim is allowed or denied. Any denial by the Committee of any claim for benefits under the Plan shall be stated in writing by the Committee and delivered or mailed to the claimant and such notice shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary and (iii) an explanation of the procedure for perfecting the claim. The claimant shall have 60 days after receipt of written notification of denial of his claim in which to file a written appeal with the





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Committee.  As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his claim. The Committee shall render a written decision on the claimant's appeal ordinarily within 60 days of receipt thereof but, in no case, later than 120 days.

         (i) No Employment Rights. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Campbell Group.

         (j) Unfunded Obligation. The Participant and his beneficiary shall not have any right, title or interest whatsoever in any investments which the Campbell Group may make to aid it in meeting its obligations under this Plan. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Campbell Group resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

         (k) Rights Non-Transferable. To the extent permitted by law, no benefit under this Plan shall be transferable, alienable or assignable by the Participant or any beneficiary, nor shall any such right, interest or benefit be subject to anticipation,





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encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. Any attempt, voluntary or otherwise, to effect any such action shall, to the full extent permitted by law, be null and void. If, by reason of any attempt of the Participant or any beneficiary to alienate, charge, encumber or otherwise dispose of any benefit under this Plan, or by reason of bankruptcy or insolvency, or because of any attachment, garnishment or other judicial or administrative proceedings, such benefit of the Participant or his beneficiary would (except for this paragraph) be payable to some person other than the Participant or his beneficiary, then the Committee may (in its sole discretion) terminate such benefit. Thereafter, the Committee may, in its sole discretion, apply all or any portion of the benefits that would otherwise have been payable, but for such termination, to the support and maintenance of the Participant or his beneficiary, as the case may be, or of a dependent family member.

         (l) Facility of Payment. If the Committee finds that the Participant or any beneficiary to whom a benefit is payable hereunder is unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder for which prior claim has not been made by a duly qualified guardian or other legal representative to be paid to the person deemed by the Committee to be maintaining or responsible for the maintenance of the Participant or his beneficiary; and any such payment shall be deemed a payment for the account of the Participant or his





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beneficiary and shall constitute a complete discharge of any liability therefor under this Plan. If an individual dies before receiving all the payments due him and without having a designated beneficiary, such payments may be made to his estate or to such relative or relatives of the deceased as the Committee deems advisable, preference being given to the following classes in the order named: (i) spouse, (ii) children, (iii) parents or (iv) other relatives by blood, marriage or adoption; and the receipt of such relative or relatives shall be a valid and complete discharge for the payment of such benefit.

         (m) Severability. In the event that any provision of this Plan, shall be determined to be invalid or unenforceable for any reason, the remaining provisions shall be unaffected thereby and shall remain in full force and effect.

         (n)     Notices.

                 (i) Any instrument to be delivered under this Plan to the Committee shall be deemed to have been properly delivered if and when received by the Secretary of the Company at the Company's Headquarters.

                 (ii) Any instrument to be delivered under this Plan to the Participant or his beneficiary shall be deemed to have been properly delivered in each case if and when received by the Participant or his beneficiary or upon deposit thereof, in a post office box regularly maintained by the United States Government, in an envelope, properly stamped, addressed to the Participant or his beneficiary at his





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         address as it appears from time to time on the books of the Company.

         (o) Miscellaneous. Use of the masculine gender in the Plan shall be deemed to include the feminine gender. Headings are given to sections and paragraphs solely as a convenience to facilitate reference; such headings shall not affect the construction of any provision of the Plan.

SECTION 11.      AMENDMENT, SUSPENSION OR TERMINATION

         The Board or its delegate may amend, suspend or terminate the Plan in whole or part; but no such amendment, suspension or termination may adversely affect benefits accrued by a Participant based upon his Years of Service to the date of such amendment, suspension or termination.

SECTION 12.      GOVERNING LAW

         The provisions of the Plan shall be construed, administered and enforced in accordance with the laws of the State of New Jersey.

SECTION 13.  CHANGE IN CONTROL

         (a) Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 13 shall govern and supersede any inconsistent terms or provisions of the Plan.

         (b) Definitions.





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         Change in Control.  For purposes of the Plan "Change in Control" shall mean any of the following events:

                 (A) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 13(b)(A), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                 (B) The individuals who, as of January 25, 1990, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or





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(C)      Approval by stockholders of the Company of (1) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                 (D) Acceptance of stockholders of the Company of shares in a share exchange if the stockholders of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%)





                                       20
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or more of the then outstanding Voting Securities is  acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any "Grandfathered Dorrance Family Stockholder" (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Stockholder but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the "Standstill Agreement") and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, "Grandfathered Dorrance Family Stockholder" shall mean at any time a "Dorrance Family Stockholder" (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w)
Voting Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family





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Stockholder, (y) Voting Securities which are also Beneficially Owned by other
Grandfathered Dorrance Family Stockholders at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Stockholder by any "Dorrance Grandchild" (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%) of the Voting Securities outstanding at the time of such acquisition. A "Dorrance Family Stockholder" who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Stockholder at the time in question. For purposes of this Section, "Dorrance Family Stockholders" shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A "Dorrance Grandchild" means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild's descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild's descendants.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the





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"Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Cause. For purposes of the Plan, a termination for "Cause" is a termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (a) intentionally and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (b) intentionally engaged in conduct which is demonstrably and materially





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
injurious to the Company, monetarily or otherwise; provided, however that no termination of the Participant's employment shall be for Cause as set forth in clause (b) above until (x) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (b) and specifying the particulars thereof in detail, and (y) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part, shall be considered "intentional" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, in the case of any Participant who is a party to a severance protection agreement, no failure to perform by the Participant after a Notice of Termination (as defined in the Participant's severance protection agreement) is given by the Participant shall constitute Cause for purposes of the Plan.

(c) Termination of Employment. If an Participant's employment is terminated by the Company (other than for Cause) or by the Participant for any reason within two (2) years following a Change in Control, the Company shall, within thirty (30) days, pay to the Participant a lump sum cash payment equal to the lump sum Actuarial Equivalent of his accrued benefit as of the date of his termination of employment whether or not the Participant is otherwise vested in his accrued benefit; provided, however, that for this purpose, the term Actuarial Equivalent shall have the same meaning as such term is used in the Qualified Plan for Salaried Employees as in effect from time to time on or after the Effective Date.

(d)      Amendment or Termination.

         (i) This Section 13 shall not be amended or terminated at any time.

         (ii) For a period of two (2) years following a Change in Control, the Plan shall not be terminated or amended in any way, nor shall the manner in which the Plan is administered be changed in a way that adversely affects the Participant's right to existing or future Company provided benefits or contributions provided hereunder, including, but not limited to, any change in, or to, the eligibility requirements, benefit formulae and manner and optional forms of payments.

         (iii) Any amendment or termination of the Plan prior to a Change in Control which (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control, shall be null and void and shall have no effect whatsoever.





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